Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS THIRD QUARTER 2008

OPERATING AND FINANCIAL RESULTS

Highlights

Third Quarter 2008:

•                  Third Quarter 2008 Funds from Operations (FFO) Per Share (Diluted) of $1.53, up 6%, Compared to Third Quarter 2007 FFO Per Share (Diluted) of $1.45

•                  Third Quarter 2008 Total Revenues up 13%, FFO Available to Common Stockholders up 14%, Compared to Third Quarter 2007

•                  Third Quarter 2008 Earnings Per Share from Continuing Operations (Diluted) of $0.67

•                  Third Quarter 2008 GAAP Same Property Revenues Less Operating Expenses up 5.6%

•                  Executed 41 Leases for 618,000 Rentable Square Feet in Third Quarter 2008; Executed Leases for 1.7 Million Rentable Square Feet in Year-to-Date 2008, up 43% over 2007

•                  Third Quarter 2008 GAAP Rental Rate Increase of 8.2% on Renewed/Released Space; Year-to-Date 2008 GAAP Rental Rate Increase of 14.9% on Renewed/Released Space

•                  Completed Redevelopment of Multiple Spaces at Seven Properties Aggregating 116,000 Rentable Square Feet

•                  Leased 513,000 Square Feet of Redevelopment and Development Space Year-to-Date 2008

•                  Executed 106,000 Square Foot Lease with Gilead Sciences, Inc. in Seattle, Washington

•                  Executed 47,000 Square Foot Lease with Novartis Institutes for Biomedical Research, Inc. in Cambridge, Massachusetts

•                  Third Quarter 2008 Occupancy Increases to 95.6%

•                  Third Quarter 2008 Operating Margins Steady at 74%

PASADENA, CA. – October 30, 2008 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the third quarter ended September 30, 2008.

For the third quarter of 2008, we reported total revenues of $115,280,000 and FFO available to common stockholders of $48,832,000, or $1.53 per share (diluted), compared to total revenues of $102,107,000 and FFO available to common stockholders of $42,723,000, or $1.45 per share (diluted), for the third quarter of 2007.  Comparing the third quarter of 2008 to the third quarter of 2007, total revenues increased 13%, FFO available to common stockholders increased 14% and FFO per share (diluted) increased 6%.  For the nine months ended September 30, 2008, we reported total revenues of $335,293,000 and FFO available to common stockholders of $143,862,000, or $4.51 per share (diluted), before non-cash impairment charges, compared to total revenues of $290,662,000 and FFO available to common stockholders of $124,675,000, or $4.24 per share (diluted), before a preferred stock redemption charge, for the nine months ended September 30, 2007.  Comparing the nine months ended September 30, 2008 to the nine months ended September 30, 2007, total revenues increased 15%, FFO available to common stockholders and FFO per share (diluted) increased 15% and 6%, respectively, before non-cash impairment and preferred stock redemption charges.  In the first quarter of 2008, we incurred non-cash impairment charges aggregating $6,635,000, or $0.21 per share (diluted), related to assets “held for sale” and certain investments, and in the first quarter of 2007 we recognized a preferred stock redemption charge of $2,799,000, or $0.10 per share (diluted).

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2008 RESULTS

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders and FFO available to common stockholders after supplemental adjustments on both an aggregate and per share (diluted) basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended September 30, 2008 and 2007 was $27,447,000 and $24,194,000, respectively. Depreciation and amortization expense for the nine months ended September 30, 2008 and 2007 was $80,260,000 and $70,366,000, respectively.  Net income available to common stockholders for the third quarter of 2008 was $21,510,000, or $0.67 per share (diluted), compared to net income available to common stockholders of $20,186,000, or $0.68 per share (diluted), for the third quarter of 2007.  Net income available to common stockholders for the third quarter of 2007 included a gain of $1,614,000 on the sale of one property and four land parcels.  Excluding gains on sales of properties, net income available to common stockholders for the third quarter of 2007 was $18,572,000, or $0.63 per share (diluted), for the third quarter of 2007.  Net income available to common stockholders for the nine months ended September 30, 2008 was $77,573,000, or $2.43 per share (diluted), compared to net income available to common stockholders of $56,628,000, or $1.93 per share (diluted), for the nine months ended September 30, 2007.  Net income available to common stockholders for the nine months ended September 30, 2008 included aggregate gains of $20,395,000 on sales of seven properties and non-cash impairment charges aggregating $6,635,000 related to assets “held for sale” and certain investments.  Net income available to common stockholders for the nine months ended September 30, 2007 included a gain on sales of three properties and four land parcels of $5,075,000 and a preferred stock redemption charge of $2,799,000.  Excluding gains on sales of properties and non-cash impairment and preferred stock redemption charges, net income available to common stockholders for the nine months ended September 30, 2008 was $63,813,000, or $2.00 per share (diluted), compared to net income available to common stockholders of $54,352,000, or $1.85 per share (diluted), for the nine months ended September 30, 2007.

For the third quarter of 2008, we executed a total of 41 leases for approximately 618,000 rentable square feet of space at 26 different properties (excluding month-to-month leases).  Of this total, approximately 211,000 rentable square feet related to new or renewal leases of previously leased space and approximately 407,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 407,000 rentable square feet, approximately 310,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 97,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 8.2% higher (on a GAAP basis) than rental rates for expiring leases.

For the nine months ended September 30, 2008, we executed a total of 114 leases for approximately 1,696,000 square feet of space at 56 different properties (excluding month-to-month leases).  Of this total, approximately 916,000 square feet were for new or renewal leases related to previously leased space and approximately 780,000 square feet were for developed, redeveloped, or previously vacant space.  Of the 780,000 square feet, approximately 513,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 267,000 square feet for previously vacant space.  Rental rates for new or renewal leases were on average approximately 14.9% higher (on a GAAP basis) than rental rates for expiring leases.

In August 2008, we announced that Pfizer Inc. entered into a long-term lease for approximately 100,000 square feet, with an option for an additional 50,000 square feet.  Pfizer Inc. will locate its Biotherapeutics and Bioinnovation Center in The Alexandria Center for Science and Technology at Mission Bay, San Francisco, California.

In October 2008, we announced that Gilead Sciences, Inc. entered into a long-term lease for approximately 106,000 square feet in Seattle, Washington.

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2008 RESULTS

As of September 30, 2008, approximately 89% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of September 30, 2008, approximately 8% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of September 30, 2008, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) and earnings per share (diluted) is as follows:

2008
FFO per share (diluted) (1)	$5.85(1)
Earnings per share (diluted) (2)	$3.10(2)
Non-cash impairment charges recognized in the first quarter of 2008	$0.21

(1)

Includes non-cash impairment charges aggregating $6,635,000, or $0.21 per share (diluted), related to assets “held for sale” as of September 30, 2008 and certain investments. Our guidance for 2008 FFO per share (diluted) after supplemental adjustments for the non-cash impairment charges is $6.06.

(2)	Includes non-cash impairment charges aggregating $6,635,000 and gains on sales of property aggregating $20,395,000.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class international real estate investment trust focused principally on science-driven cluster formation through the ownership, operation, management, redevelopment, selective development and acquisition of properties containing office/laboratory space.  Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, services and capital to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering”, with assets and operations located in key life science markets.  Our asset base approximates 13.3 million rentable square feet consisting of 160 properties approximating 11.7 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating 1.6 million rentable square feet.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws.  Actual results may differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

2008

2007

2008

2007

Income statement data
Total revenues	$115,280	$102,107	$335,293	$290,662

Expenses
Rental operations	29,749	24,944	85,666	70,390
General and administrative	8,588	8,310	25,827	24,192
Interest	19,948	23,659	59,925	63,502
Depreciation and amortization	27,447	23,726	80,122	68,780
Non-cash impairment on investments	–	–	1,985	–
	85,732	80,639	253,525	226,864

Minority interest	929	909	2,828	2,718
Income from continuing operations	28,619	20,559	78,940	61,080

Income from discontinued operations, net	(19)	2,341	15,769	7,652

Net income	28,600	22,900	94,709	68,732

Dividends on preferred stock	7,090	2,714	17,136	9,305
Preferred stock redemption charge	–	–	–	2,799
Net income available to common stockholders	$21,510	$20,186	$77,573	$56,628

Weighted average shares of common stock outstanding
Basic	31,694,711	29,258,184	31,619,163	29,068,793
Diluted	31,959,890	29,507,316	31,906,627	29,406,687

Earnings per share – basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.68	$0.61	$1.95	$1.69
Discontinued operations, net	–	0.08	0.50	0.26
Earnings per share – basic	$0.68	$0.69	$2.45	$1.95

Earnings per share – diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.67	$0.60	$1.94	$1.67
Discontinued operations, net	–	0.08	0.49	0.26
Earnings per share – diluted	$0.67	$0.68	$2.43	$1.93

(Continued on next page)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We also present FFO after supplemental adjustments which excludes non-cash impairment and preferred stock redemption charges.  FFO after supplemental adjustments differs from FFO established by NAREIT and may not be comparable to that of other REITs.  We believe FFO after supplemental adjustments provides a meaningful supplemental financial measure.

Neither FFO nor FFO after supplemental adjustments should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following tables present 1) a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders after supplemental adjustments and 2) a reconciliation of earnings per share (diluted) to FFO per share (diluted) after supplemental adjustments, in each case, for the three and nine months ended September 30, 2008 and 2007 (in thousands, except per share data):

Reconciliation of net income available to common stockholders to funds from operations available to common stockholders after supplemental adjustments	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007

Net income available to common stockholders	$21,510	$20,186	$77,573	$56,628
Add: Depreciation and amortization (1)	27,447	24,194	80,260	70,366
Add: Minority interest	929	909	2,828	2,718
Subtract: Gain on sales of property (2)	–	(1,614)	(20,395)	(5,075)
Subtract: FFO allocable to minority interest	(1,054)	(952)	(3,039)	(2,761)
Funds from operations available to common stockholders	48,832	42,723	137,227	121,876
Add: Preferred stock redemption charge (3)	–	–	–	2,799
Add: Non-cash impairment charges (4)	–	–	6,635	–
Funds from operations available to common stockholders after supplemental adjustments	$48,832	$42,723	$143,862	$124,675
FFO per share (diluted) after supplemental adjustments
Basic	$1.54	$1.46	$4.55	$4.29
Diluted	$1.53	$1.45	$4.51	$4.24

Reconciliation of earnings per share (diluted) to FFO per share (diluted) after supplemental adjustments
Earnings per share (diluted)	$0.67	$0.68	$2.43	$1.93
Depreciation and amortization (1)	0.86	0.82	2.52	2.39
Minority interest	0.03	0.03	0.09	0.09
Gain on sales of property (2)	–	(0.05)	(0.64)	(0.17)
FFO allocable to minority interest	(0.03)	(0.03)	(0.10)	(0.10)
FFO per share (diluted)	1.53	1.45	4.30	4.14
Preferred stock redemption charge (3)	–	–	–	0.10
Non-cash impairment charges (4)	–	–	0.21	–
FFO per share (diluted) after supplemental adjustments	$1.53	$1.45	$4.51	$4.24

(1)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were classified as “held for sale”).
(2)

Gain on sales of property relates to the disposition of one property during the second quarter 2008, six properties during the first quarter 2008, four land parcels and one property during the third quarter 2007, one property during the second quarter 2007, and one property during the first quarter 2007. Gain on sales of property is included in the income statement in income from discontinued operations, net.

(3)

During the first quarter of 2007, we redeemed our 9.10% series B cumulative redeemable preferred stock. Accordingly, in compliance with FASB Emerging Issues Task Force D-42 (“EITF Topic D-42”), we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our series B preferred stock.

(4)

In March 2008, we recognized aggregate non-cash impairment charges of approximately $1,985,000 for other-than-temporary declines in the fair value of certain investments and non-cash impairment charges of approximately $4,650,000 on two properties “held for sale”. One property was an industrial building located in a suburban submarket south of Boston and the other property was an office building located in the San Diego market. The non-cash impairment charges recognized in March 2008 on these two properties are classified in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Quarterly Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
Operational data	9/30/2008		6/30/2008	3/31/2008	12/31/2007	9/30/2007
Rental income	$85,829		$83,176	$82,156	$81,695	$76,970
Tenant recoveries	26,803		23,986	24,553	22,344	21,420
Other income	2,648		2,892	3,250	3,965	3,717
Total revenues (continuing operations) (a)	$115,280		$110,054	$109,959	$108,004	$102,107

Funds from operations per share (diluted) after supplemental adjustments (b)	$1.53		$1.51	$1.48	$1.46	$1.45
Dividends per share on common stock	$0.80		$0.80	$0.78	$0.78	$0.76
Dividend payout ratio (common stock) (c)	52.7%		53.5%	53.2%	53.9%	56.3%
Straight-line rent	$3,274		$3,437	$3,015	$4,615	$4,335
Capitalized interest	$17,646	(d)	$18,437	$17,262	$16,609	$15,035
Number of properties (e)
Acquired/added/completed during period	–		2	–	2	13
Sold/transferred (f)	–		(1)	(7)	(3)	(1)
At end of period	160		160	159	166	167
Rentable square feet (e)
Acquired/added/completed during period	–		60,000	–	404,986	988,030
Sold/transferred (f)	–		(49,437)	(475,976)	(92,927)	(37,000)
At end of period	11,692,188		11,692,188	11,681,625	12,157,601	11,845,542

				As of
Other data	9/30/2008		6/30/2008	3/31/2008	12/31/2007	9/30/2007
Number of shares of common stock outstanding	31,839,622		31,773,117	31,673,359	31,603,344	31,243,448
Closing price of common stock	$112.50		$97.34	$92.72	$101.67	$96.26

Debt to total market capitalization (g)
Total debt	$2,804,551		$2,693,333	$2,625,852	$2,787,904	$2,502,832
Less minority interest share of debt	(42,384)		(40,762)	(39,838)	(39,320)	(22,102)
Our share of total debt	2,762,167		2,652,571	2,586,014	2,748,584	2,480,730
Preferred stock	368,489		377,616	352,127	136,845	130,156
Common stock market capitalization	3,581,957		3,092,795	2,936,754	3,213,112	3,007,494
Total market capitalization	$6,712,613		$6,122,982	$5,874,895	$6,098,541	$5,618,380
Debt to total market capitalization	41.1%		43.3%	44.0%	45.1%	44.2%

(a)	The historical results above exclude the results of assets “held for sale” which have been classified as discontinued operations.
(b)	See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted) and FFO per share (diluted) after supplemental adjustments.
(c)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations after supplemental adjustments for the respective quarter.

(d)

As of September 30, 2008, properties undergoing development and redevelopment and land held for development for which capitalization of interest is required pursuant to Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”), approximated $1.4 billion. This amount is classified as properties undergoing development and redevelopment and land held for development on our balance sheet. As of September 30, 2008, the weighted average interest rate used in the calculation of capitalized interest required pursuant to SFAS 34 was approximately 5.50%. SFAS 34 requires the interest rate for capitalization to be based on applicable interest costs related to borrowings outstanding during the period, including the impact of interest rate swap agreements, debt premiums/discounts and amortization of loan fees.

(e)

Includes properties “held for sale” during the applicable periods such assets were “held for sale.” As of September 30, 2008, one property with approximately 24,867 rentable square feet was classified as “held for sale.”

(f)

During the second quarter of 2008, we sold one asset located in the San Diego market. During the first quarter of 2008, we sold six properties and transferred one property from operating assets to embedded future development opportunities. During the fourth quarter of 2007, we sold one property and transferred two properties from operating assets to embedded future development opportunities. During the third quarter of 2007, we sold one property located in the New Jersey/Suburban Philadelphia market and four land parcels to the Massachusetts Institute of Technology.

(g)

Debt to total market capitalization is the ratio of our share of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus series D convertible preferred stock at liquidation value, plus our share of total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Rental properties, net	$3,199,755	$3,146,915
Properties undergoing development and redevelopment and land held for development	1,364,705	1,143,302
Cash and cash equivalents	15,391	8,030
Tenant security deposits and other restricted cash	68,040	51,911
Tenant receivables	6,849	6,759
Deferred rent	87,097	81,496
Investments	72,509	84,322
Other assets	118,794	119,359
Total assets	$4,933,140	$4,642,094

Liabilities and Stockholders’ Equity
Secured notes payable	$1,078,551	$1,212,904
Unsecured line of credit and unsecured term loan	1,266,000	1,115,000
Unsecured convertible notes	460,000	460,000
Accounts payable, accrued expenses and tenant security deposits	280,822	247,289
Dividends payable	31,939	27,575
Total liabilities	3,117,312	3,062,768

Minority interest	75,120	75,506

Stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D convertible preferred stock	250,000	–
Common stock	318	316
Additional paid-in capital	1,377,280	1,365,773
Accumulated other comprehensive (loss) income	(16,528)	8,093
Total stockholders’ equity	1,740,708	1,503,820
Total liabilities and stockholders’ equity	$4,933,140	$4,642,094

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2008
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt				Unsecured Debt

Year

Amount

Weighted Average Interest Rate

Amount

2008	$2,143		5.72%	(1)	$–
2009	263,956	(2)	5.72	(3) (4)	–
2010	91,123		5.91	(3)	516,000	(5)
2011	181,911		5.77	(3)	750,000	(5)
2012	36,903		5.96	(3)	460,000	(6)
Thereafter	502,515	(2)	5.89	(3) (4)	–
Total	$1,078,551	(2)			$1,726,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (7)	Weighted Average Maturity
Secured Debt	$1,078,551	38.5%	5.72%	4.1 Years
Unsecured Debt	1,726,000	61.5	4.88	2.8 Years
Total Debt	$2,804,551	100.0%	5.21%	3.3 Years

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate (7)	Weighted Average Maturity
Fixed Rate Debt	$1,247,606	44.5%	5.13%	4.5 Years
Floating Rate Debt – Hedged	817,100	29.1	6.00	2.9 Years
Floating Rate Debt – Unhedged	739,845	26.4	4.45	1.8 Years
Total Debt	$2,804,551	100.0%	5.21%	3.3 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of September 30, 2008.
(2)	Includes minority interests’ share of scheduled principal maturities of approximately $42.4 million, of which approximately $20.4 million and $21.1 million mature in 2009 and thereafter, respectively.
(3)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(4)

Our borrowing capacity and financial covenants under our unsecured line of credit and unsecured term loan are not directly dependent or variable based upon our stock price. Interest on outstanding borrowings under our unsecured credit facility is based upon LIBOR plus 1.00% to 1.45% depending on our leverage or the higher of the Federal Funds rate plus 0.50% or Bank of America’s (“BofA”) prime rate plus 0.0% to 0.25% depending on our leverage. As of September 30, 2008, one-month LIBOR was 3.93%, the Federal Funds rate was 2.00%, and BofA’s prime rate was 5.00%. The Federal Funds Rate and BofA’s prime rate decreased to 1.50% and 4.50%, respectively, effective October 8, 2008. In October 2008, we elected prime based rates for a portion of our unhedged variable rate debt when the prime based rate was lower than the LIBOR based rate.

(5)

The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period to October 2011. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period to October 2012.

(6)

On or after January 15, 2012, we have the right to redeem our 3.70% unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(7)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees. See page 9 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

September 30, 2008

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at September 30, 2008

June 2006	June 30, 2006	September 30, 2009	5.299%	$125,000	$125,000

December 2003	December 29, 2006	October 31, 2008	5.090	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

December 2006	June 29, 2007	October 31, 2008	4.920	50,000	50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

May 2005	November 30, 2007	November 28, 2008	4.460	25,000	25,000

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000

February 2008	February 7, 2008	December 1, 2008	2.640	38,600	38,600

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	–

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	–

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	–

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	–

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	–

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–

Total					$817,100

(1)

The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

In October 2008, we entered into three additional interest rate swap agreements with notional amounts totaling $275 million at fixed interest pay rates ranging from 2.750% to 3.119%.  The swap agreements are effective in October 2008 and September 2009 and have termination dates ranging from December 2009 to January 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	September 30, 2008						June 30, 2008
	Number of	Rentable Square Feet			Annualized	Occupancy	Occupancy
Markets	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1) (2)	Percentage (3)
California – Los Angeles Metro	1	31,343	–	31,343	$820	88.3%	70.8%
California – San Diego	34	1,501,769	208,293	1,710,062	43,669	94.2	94.1
California – San Francisco Bay	17	1,430,981	47,679	1,478,660	56,122	98.7	97.6
Eastern Massachusetts	38	3,122,518	310,776	3,433,294	114,403	97.1	97.0
International – Canada	4	342,394	–	342,394	9,093	100.0	100.0
New Jersey/Suburban Philadelphia	8	441,504	–	441,504	8,341	87.5	87.5
Southeast	13	612,330	75,090	687,420	11,633	94.5	94.2
Suburban Washington, D.C.	31	2,430,241	66,635	2,496,876	49,425	92.4	91.0
Washington – Seattle	13	1,045,768	–	1,045,768	32,004	99.0	98.7
Total Properties (Continuing Operations)	159	10,958,848	708,473	11,667,321	$325,510	95.6%	95.0%

(1)

Excludes spaces at properties totaling approximately 708,473 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property with approximately 24,867 rentable square feet that is classified as “held for sale”.

(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of September 30, 2008 was 89.8%. See page 16 for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling approximately 789,939 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property with approximately 24,867 rentable square feet that is classified as “held for sale”. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of June 30, 2008 was 88.6%. See page 16 for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended

	9/30/2008	9/30/2007	% Change	9/30/2008	9/30/2007	% Change

Revenue (2)	$89,166	$83,839	6.4%	$87,699	$80,635	8.8%
Operating expenses	23,428	21,611	8.4	23,428	21,611	8.4
Revenue less operating expenses	$65,738	$62,228	5.6%	$64,271	$59,024	8.9%

	GAAP Basis (1)			Cash Basis (1)
	Nine Months Ended			Nine Months Ended

	9/30/2008	9/30/2007	% Change	9/30/2008	9/30/2007	% Change

Revenue (2)	$246,875	$236,504	4.4%	$242,709	$226,314	7.2%
Operating expenses	64,357	59,539	8.1	64,357	59,539	8.1
Revenue less operating expenses	$182,518	$176,965	3.1%	$178,352	$166,775	6.9%

NOTE:  This summary represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Third Quarter Same Properties”) and for the Nine Month periods (the “Nine Months Same Properties”).  Same property occupancy for the quarters ended September 30, 2008 and 2007 was 96.0% and 95.1%, respectively.  Same Property Occupancy for the nine months ended September 30, 2008 and 2007 was 95.9% and 95.7%, respectively. Properties undergoing redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended September 30, 2008 and 2007 for the Third Quarter Same Properties were $1,467,000 and $3,204,000, respectively. Straight-line rent adjustments for the nine months ended September 30, 2008 and 2007 for the Nine Months Same Properties were $4,166,000 and $10,190,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of September 30, 2008, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of September 30, 2008, approximately 8% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended September 30, 2008

						TI’s/Lease
		Rentable			Rental	Commissions
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	40	335,341	$25.13	–	–	–	–
GAAP Basis	40	335,341	$24.52	–	–	–	–

Renewed/Released Space Leased
Cash Basis	19	211,234	$26.57	$27.77	4.5%	$2.88	2.1 years
GAAP Basis	19	211,234	$25.73	$27.83	8.2%	$2.88	2.1 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	22	407,025	–	$39.18	–	$13.04	8.7 years
GAAP Basis	22	407,025	–	$43.41	–	$13.04	8.7 years

Month-to-Month Leases in Effect
Cash Basis	12	83,719	$18.81	$18.85	–	–	–
GAAP Basis	12	83,719	$18.81	$18.85	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	41	618,259	–	$35.28	–	$9.57	6.3 years
GAAP Basis	41	618,259	–	$38.09	–	$9.57	6.3 years

Including Month-to-Month Leases
Cash Basis	53	701,978	–	$33.32	–	–	–
GAAP Basis	53	701,978	–	$35.79	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Nine Months Ended September 30, 2008

						TI’s/Lease
		Rentable			Rental	Commissions
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	90	1,261,916	$25.94	–	–	–	–
GAAP Basis	90	1,261,916	$24.60	–	–	–	–

Renewed/Released Space Leased
Cash Basis	59	915,808	$25.87	$27.37	5.8%	$4.11	3.8 years
GAAP Basis	59	915,808	$24.32	$27.95	14.9%	$4.11	3.8 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	55	779,698	–	$35.46	–	$11.41	7.3 years
GAAP Basis	55	779,698	–	$38.46	–	$11.41	7.3 years

Month-to-Month Leases in Effect
Cash Basis	12	83,719	$18.81	$18.85	–	–	–
GAAP Basis	12	83,719	$18.81	$18.85	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	114	1,695,506	–	$31.09	–	$7.46	5.4 years
GAAP Basis	114	1,695,506	–	$32.78	–	$7.46	5.4 years

Including Month-to-Month Leases
Cash Basis	126	1,779,225	–	$30.51	–	–	–
GAAP Basis	126	1,779,225	–	$32.13	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2008

				Annualized Base Rent
		Rentable Square	Percentage of	of Expiring Leases
Year of Lease	Number of	Footage of	Aggregate	(per rentable
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	square foot)

2008	26 (1)	282,354 (1)	2.7%	$22.05
2009	73	844,481	8.1	25.61
2010	61	987,991	9.4	28.31
2011	68	1,766,910	16.9	28.03
2012	58	1,362,543	13.0	34.86

	Rentable Square Footage of Expiring Leases
Markets	2008		2009

California – Los Angeles Metro	4,006		4,354
California – San Diego	2,965		257,894
California – San Francisco Bay	11,895		100,648
Eastern Massachusetts	129,038		125,408
International – Canada	–		–
New Jersey/Suburban Philadelphia	–		21,000
Southeast	42,075		70,670
Suburban Washington, D.C.	71,582		230,135
Washington – Seattle	20,793		34,372

Total	282,354	(1)	844,481

(1)          Includes 12 month-to-month leases for approximately 84,000 rentable square feet. During the nine months ended September 30, 2008, we executed leases for 1.7 million rentable square feet with rental rate increases of 14.9% on renewal/released space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions

For the Quarter Ended September 30, 2008

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Total Additions to Properties Under Redevelopment/Operating Properties:	N/A	N/A	N/A

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:

Washington – Seattle	$11,788	August	160,000

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:	N/A	N/A	N/A

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
September 30, 2008

				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California – San Diego	2006	2008	$80-100	23,070 / 29,660	Construction

California – San Diego/Torrey Pines	2004	2009	$100-120	87,140 / 87,140	Construction (1)

California – San Diego/Torrey Pines	2006	2009	$80-100	43,600 / 43,600	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	15,259 / 107,709	Construction

California – San Diego/Torrey Pines	2007	2009	$80-100	39,224 / 76,084	Construction

California – San Francisco Bay/Peninsula	2007	2008/2009	$80-100	26,363 / 82,712	Construction

California – San Francisco Bay/Peninsula	2008	2009	$80-100	21,316 / 98,964	Design/Construction

Eastern Massachusetts/Cambridge	2006	2009	$120-175	76,890 / 177,101	Design/Construction

Eastern Massachusetts/Cambridge	2007	2009	$100-130	90,841 / 369,831	Design/Construction

Eastern Massachusetts/Suburban	2007	2009	$70-80	113,045 / 113,045	Design/Construction

Eastern Massachusetts/Suburban	2008	2010	$120-140	30,000 / 30,000	Design/Construction

Southeast/Florida	2006	2008	$80-100	42,712 / 44,855	Construction

Southeast/North Carolina	2008	2010	$80-100	6,729 / 60,519	Construction

Southeast/North Carolina	2008	2009	$90-110	9,256 / 38,861	Construction

Southeast/Research Triangle Park	2007	2008	$100-120	16,393 / 77,395	Design/Construction

Suburban Washington, D.C./Gaithersburg	2007	2008	$40-50	15,504 / 44,464	Construction

Suburban Washington, D.C./Shady Grove	2007	2009	$70-80	51,131 / 123,501	Construction

				708,473 / 1,605,144

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of September 30, 2008, our asset base contained embedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,588,000 rentable square feet. See Summary of Embedded Future Development and Redevelopment Square Footage on page 18.

(1)

This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future. The entitlement process for this project was completed in 2007.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
September 30, 2008

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot (1)	Rentable Square Feet	Development Status	Leasing Status

California – San Francisco Bay/ Mission Bay	Multi-tenant Bldg.	2007	2010	$350	158,000	Construction	100% Leased or Committed

California – San Francisco Bay/ So. San Francisco	Two Bldgs., Single or Multi-tenant	2006	2009	$350	162,000	Construction	16% Leased Plus 53% Committed or Under Negotiation

California – San Francisco Bay/ So. San Francisco	Single Tenant Bldg.	2006	2009	$350	130,000	Construction	55% Leased with Option for Balance Through 2009

International – China	Two Bldgs.	2007	2009	$40	280,000	Construction	(2)

New York – New York City – East Tower	Multi-tenant Bldg.	2007	2010/2011	$500	310,000	Construction	(3)

New York – New York City – West Tower	Multi-tenant Bldg.	2008	TBD	$500	410,000	Site Work	Pre-marketing

Washington – Seattle	Single Tenant Bldg. with 5% Retail	2007	2010	TBD	115,000	Site Work	92% Leased with Option for Additional 3%; 5% Retail

Total Properties Undergoing Ground-Up Development (1)					1,565,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.  Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)	Our aggregate construction costs to date approximate $195 per rentable square foot. Amount excludes our investment per square foot in land.
(2)	The 90/10 joint venture has decided to reposition the project for lease to a single technology and/or manufacturing tenant.
(3)

Marketing; First lease for 5% awaiting tenant Board action and hiring of new CEO; In discussions with various commercial and institutional users aggregating more than 310,000 square feet; Working with City of New York to land significant commercial life science anchor tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Embedded Future Development and Redevelopment Square Footage
September 30, 2008

Markets	Total Embedded Development Square Footage (1)		Embedded Future Redevelopment Square Footage	Total

California – San Diego	443,000		178,000	621,000

California – San Francisco Bay/Mission Bay	2,386,000		–	2,386,000

California – San Francisco Bay/So. San Francisco	921,000		25,000	946,000

Eastern Massachusetts	2,275,000		563,000	2,838,000

International – Canada	827,000		–	827,000

Suburban Washington, D.C.	787,000		466,000	1,253,000

Washington – Seattle	1,077,000		135,000	1,212,000

Other	516,000		221,000	737,000

Total	9,232,000	(2)	1,588,000	10,820,000

The embedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our embedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 17. Commencement of construction will depend on numerous factors, including the successful completion of development/pre-construction activities and management’s assessment of overall economic, credit, and market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)	Development/pre-construction square footage is included in Total Embedded Development Square Footage shown above.
(2)

In addition, we have the right to develop an additional parcel in New York City with approximately 442,000 rentable square feet. This square footage is not included in the embedded development square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs
For the Nine Months Ended September 30, 2008

(In thousands)

Property-related capital expenditures (1)	$1,145

Leasing costs (2)	$1,058

Property-related costs (3)	$306,111

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 92% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)	Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)	Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the Third Quarter Ended September 30, 2008

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the third quarter and nine months ended September 30, 2008:

Date:	October 30, 2008

Time:	2:00 P.M. Eastern Time/11:00 A.M. Pacific Time

Phone Number:	(719) 325-4841

Confirmation Code:	6794213